Exhibit 4.1

                              NINTH AMENDMENT
                                    TO
                        LOAN AND SECURITY AGREEMENT

     THIS NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (the "Amendment") is dated as of June 30, 1997, and entered into by and between BANKAMERICA BUSINESS CREDIT, INC. ("Lender") and LSB INDUSTRIES, INC. ("Borrower").

     WHEREAS, Lender and Borrower have entered into that certain Loan and Security Agreement dated December 12, 1994, as amended by (i) that certain First Amendment to Loan and Security Agreement dated as of August 17, 1995,
(ii) that certain Second Amendment to Loan and Security Agreement dated as of December 1, 1995, (iii) that certain Third Amendment to Loan and Security Agreement dated as of April 1, 1996, (iv) that certain Fourth Amendment to Loan and Security Agreement dated as of July 1, 1996, (v) that certain Fifth Amendment to Loan and Security Agreement dated as of November 18, 1996, (vi) that certain Sixth Amendment to Loan and Security Agreement dated as of February 13, 1997, (vii) that certain Seventh Amendment to Loan and Security Agreement dated as of April 11, 1997, and (viii) that certain Eighth Amendment to Loan and Security Agreement dated as of May 19, 1997 (as so amended, the "Agreement");

     WHEREAS, under the Seventh Amendment Lender agreed to arrange for certain Swap Transactions to be provided by Bank to each member of the LSB Borrowing Group, with appropriate Availability Reserves to be established accordingly; and

     WHEREAS, El Dorado Chemical Company ("EDC"), which is a member of the LSB Borrowing Group, has a wholly-owned Subsidiary, El Dorado Nitrogen Company ("EDNC"); and

     WHEREAS, EDNC has agreed to construct a nitric acid production facility in Baytown, Texas that will be subject to a lease from Security Pacific Leasing Corporation through a trustee to EDNC; and

     WHEREAS, EDNC shall pay Security Pacific Leasing Corporation s trustee approximately $60,000,000 in lease payments (the "Lease Price") over a period of time commencing in September, 1998, and EDC wishes to lock-in on an interest rate with respect to $50,000,000 of the Lease Price by means of the Swap Transactions; and

     WHEREAS, Lender, EDC, and each member of the LSB Borrowing Group, including Borrower, have agreed that only EDC will enter into Swap Transactions directly with Bank, for which Lender will agree to indemnify Bank, but each member of the LSB Borrowing Group, including Borrower, has agreed to indemnify Lender for any liability that Lender owes to Bank resulting from the Swap Transactions; and

     WHEREAS, Lender and Borrower desire to amend the Agreement as hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                 ARTICLE I

                                Definitions

     Section 1.01. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

     Section 1.02. Amendment to Definition of Availability Reductions. The definition of "Availability Reductions" is hereby amended by deleting in its entirety subsection (vi).

All other subsections of the definition remain unchanged.

     Section 1.03. Amendment to Definition of Obligations. The definition of "Obligations" is amended in its entirety to read as follows:

     " Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and Debts owing by Borrower to Lender arising under this Agreement or any other Loan Document, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, loan, guaranty, indemnification (including any indemnity to Bank by Lender in connection with the Swap Transactions or otherwise), whether direct or indirect (including, without limitation, those acquired by assignment from others relating to the SWAP Transactions, and any participation by Lender in Borrower's debts owing to others relating to the SWAP Transactions), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to Borrower or either of them, hereunder or under another Loan Document, or under any other agreement or instrument with Lender relating to the SWAP Transactions. "Obligations" includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter owing from Borrower, to Lender under or in connection with the Letters of Credit and the Letter of Credit Agreement, and (b) all debts, liabilities, and obligations now or hereafter owing from Borrower to the Lender arising from or related to Swap Transactions."

     Section 1.04. Amendment to Definition of Swap Transactions. The definition of "Swap Transactions" is amended in its entirety to read as follows:

     "Swap Transactions" means interest rate swaps, treasury locks, and all other forward rate agreements entered into by the Bank for the account of or otherwise for the benefit of EDC.

     Section 1.05. New Definition. The following definition is hereby added to Article I of the Agreement:

     " EDC means El Dorado Chemical Company, an Oklahoma corporation and a member of the LSB Borrowing Group."

                                ARTICLE II

                                Amendments

     Section 2.01.  Amendment to Section 2.5 of Article 2.  Section 2.5 of
Article 2 of the Agreement is hereby amended to read as follows:

     "2.5. Swap Transactions. EDC may request and the Lender may, in its sole and absolute discretion, arrange for EDC to obtain Swap Transactions from the Bank in amounts to be agreed to between EDC and Bank. Borrower agrees to indemnify and hold the Lender harmless from any and all obligations now or hereafter owing by the Lender to the Bank arising from or related to such Swap Transactions pursuant to the indemnity referred to in clause (c) below. EDC agrees to pay the Bank all amounts owing to the Bank pursuant to the Swap Transactions. In the event EDC shall not have paid to the Bank such amounts, the Lender shall pay the Bank and such amounts when paid by the Lender shall constitute a Revolving Loan of EDC which shall be deemed to have been requested by EDC. EDC acknowledges and agrees that the obtaining of Swap Transactions from the Bank (a) is in the sole and absolute discretion of the Bank, (b) is subject to all rules and regulations of the Bank, and (c) is due to the Bank relying on the indemnity of the Lender to the Bank by Borrower with respect to the obligations of EDC to the Bank in connection with the Swap Transactions."

ARTICLE III

Ratifications, Representations and Warranties

Section 3.01. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement, including, without limitation, all financial covenants contained therein, are ratified and confirmed and shall continue in full force and effect. Lender and Borrower agree that the Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms.

Section 3.02. Representations and Warranties. Borrower hereby represents and warrants to Lender that the execution, delivery and performance of this Amendment and all other loan, amendment or security documents to which Borrower is or is to be a party hereunder (hereinafter referred to collectively as the "Loan Documents") executed and/or delivered in connection herewith, have been authorized by all requisite corporate action on the part of Borrower and will not violate the Articles of Incorporation or Bylaws of Borrower.

ARTICLE IV

Conditions Precedent

Section 4.01. Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent (unless specifically waived in writing by the Lender):

(a) Lender shall have received all of the following, each dated (unless otherwise indicated) as of the date of this Amendment, in form and substance satisfactory to Lender in its sole discretion:

(i) Company Certificate. A certificate executed by the Secretary or Assistant Secretary of Borrower certifying (A) that Borrower's Board of Directors has met and adopted, approved, consented to and ratified the resolutions attached thereto which authorize the execution, delivery and performance by Borrower of the Amendment and the Loan Documents, (B) the names of the officers of Borrower authorized to sign this Amendment and each of the Loan Documents to which Borrower is to be a party hereunder, (C) the specimen signatures of such officers, and (D) that neither the Articles of Incorporation nor Bylaws of Borrower have been amended since the date of the Agreement;

(ii) No Material Adverse Change. There shall have occurred no material adverse change in the business, operations, financial condition, profits or prospects of Borrower, or in the Collateral, and the Lender shall have received a certificate of Borrower's chief executive officer to such effect;

(iii) Other Documents. Borrower shall have executed and delivered such other documents and instruments as well as required record searches as Lender may require.

(b) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel, Jenkens & Gilchrist, a Professional Corporation.


                                 ARTICLE V

                               Miscellaneous

     Section 5.01. Survival of Representations and Warranties. All representations and warranties made in the Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely thereon.

     Section 5.02.  Reference to Agreement.  The Agreement, each of the
Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference therein to the Agreement shall mean a reference to the Agreement as amended hereby.

     Section 5.03. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     Section 5.04. APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN THE STATE OF OKLAHOMA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA.

     Section 5.05. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns; provided, however, that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender. Lender may assign any or all of its rights or obligations hereunder without the prior consent of Borrower.

     Section 5.06. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

     Section 5.07. Effect of Waiver. No consent or waiver, express or implied, by Lender to or of any breach of or deviation from any covenant or condition of the Agreement or duty shall be deemed a consent or waiver to or of any other breach of or deviation from the same or any other covenant, condition or duty. No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Amendment, the Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Amendment, the Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in the Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

     Section 5.08. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

     Section 5.09. Releases. As a material inducement to Lender to enter into this Amendment, Borrower hereby represents and warrants that there are no claims or offsets against, or defenses or counterclaims to, the terms and provisions of and the other obligations created or evidenced by the Agreement or the other Loan Documents. Borrower hereby releases, acquits, and forever discharges Lender, and its successors, assigns, and predecessors in interest, their parents, subsidiaries and affiliated organizations, and the officers, employees, attorneys, and agents of each of the foregoing (all of whom are herein jointly and severally referred to as the "Released Parties") from any and all liability, damages, losses, obligations, costs, expenses, suits, claims, demands, causes of action for damages or any other relief, whether or not now known or suspected, of any kind, nature, or character, at law or in equity, which Borrower now has or may have ever had against any of the Released Parties, including, but not limited to, those relating to (a) usury or penalties or damages therefor, (b) allegations that a partnership existed between Borrower and the Released Parties, (c) allegations of unconscionable acts, deceptive trade practices, lack of good faith or fair dealing, lack of commercial reasonableness or special relationships, such as fiduciary, trust or confidential relationships, (d) allegations of dominion, control, alter ego, instrumentality, fraud, misrepresentation, duress, coercion, undue influence, interference or negligence, (e) allegations of tortious interference with present or prospective business relationships or of antitrust, or (f) slander, libel or damage to reputation, (hereinafter being collectively referred to as the "Claims"), all of which Claims are hereby waived.

     Section 5.10.  Expenses of Lender.  Borrower agrees to pay on demand
(i) all costs and expenses reasonably incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all subsequent amendments, modifications, and supplements hereto or thereto, including, without limitation, the costs and fees of Lender's legal counsel and the allocated cost of staff counsel and (ii) all costs and expenses reasonably incurred by Lender in connection with the enforcement or preservation of any rights under the Agreement, this Amendment and/or other Loan Documents, including, without limitation, the costs and fees of Lender's legal counsel and the allocated cost of staff counsel.

     Section 5.11. NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENT THE FINAL AGREEMENTS BETWEEN LENDER AND BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN LENDER AND BORROWER.

     IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

                              "BORROWER"

                              LSB INDUSTRIES, INC.


                              By:___________________________
                              Name:     Tony M. Shelby
                              Title:         Vice President


                              "LENDER"

                              BANKAMERICA BUSINESS CREDIT, INC.


                              By:____________________________
                              Name:     Michael J. Jasaitis
                              Title:         Vice President


                        CONSENTS AND REAFFIRMATIONS

     Each of the undersigned hereby acknowledges the execution of, and consents to, the terms and conditions of that certain Ninth Amendment to Loan and Security Agreement dated as of June 30, 1997, between LSB Industries, Inc. and BankAmerica Business Credit, Inc. ("Creditor") and reaffirms its obligations under that certain Cross-Collateralization and Cross-Guaranty Agreement (the Cross-Collateralization Agreement ) dated as of December 12, 1994, made by the undersigned in favor of the Creditor, and acknowledges and agrees that the Cross-Collateralization Agreement remains in full force and effect and the Cross-Collateralization Agreement is hereby ratified and confirmed.

     Dated as of June 30, 1997.

                              CLIMATE MASTER, INC.
                              SUMMIT MACHINE TOOL
                                   MANUFACTURING CORP.
                              INTERNATIONAL ENVIRONMENTAL
                                    CORPORATION
                              L & S BEARING CO.



                              By:__________________________________________
                                   Tony M. Shelby, Vice President acting on
                                   behalf of each of the above


                        CONSENTS AND REAFFIRMATIONS

     Each of the undersigned hereby acknowledges the execution of, and consents to, the terms and conditions of that certain Ninth Amendment to Loan and Security Agreement dated as of June 30, 1997, between LSB Industries, Inc.
and BankAmerica Business Credit, Inc. ("Creditor") and reaffirms its obligations under (i) that certain Continuing Guaranty with Security
Agreement (the "Guaranty") dated as of December 12, 1994, and (ii) that certain Cross-Collateralization and Cross-Guaranty Agreement (the Cross-Collateralization Agreement ) dated as of December 12, 1994, each made by the undersigned in favor of the Creditor, and acknowledges and agrees that the Guaranty and the Cross-Collateralization Agreement remain in full force and effect and the Guaranty and the Cross-Collateralization Agreement are hereby ratified and confirmed.

     Dated as of June 30, 1997.

                              UNIVERSAL TECH CORPORATION
                              LSB CHEMICAL CORP.
                              L&S AUTOMOTIVE PRODUCTS CO.
                                   (f/k/a LSB Bearing Corp.)
                              INTERNATIONAL BEARINGS, INC.
                              LSB EXTRUSION CO.
                              ROTEX CORPORATION
                              TRIBONETICS CORPORATION
                              SUMMIT MACHINE TOOL SYSTEMS, INC.
                              HERCULES ENERGY MFG. CORPORATION
                              MOREY MACHINERY MANUFACTURING
                                   CORPORATION
                              CHP CORPORATION
                              KOAX CORP.
                              APR CORPORATION



                              By:  ________________________________________
                                   Tony M. Shelby, Vice President acting on
                                   behalf of each of the above



                        CONSENTS AND REAFFIRMATIONS

     El Dorado Nitrogen Company hereby acknowledges the execution of, and consents to, the terms and conditions of that certain Ninth Amendment to Loan and Security Agreement dated as of June 30, 1997, between LSB Industries, Inc. and BankAmerica Business Credit, Inc. ("Creditor") and reaffirms its obligations under that certain Continuing Guaranty with Security Agreement (as amended, the "Guaranty") dated as of February 13, 1997, made by the undersigned in favor of the Creditor, and acknowledges and agrees that the Guaranty remains in full force and effect and the Guaranty is hereby ratified and confirmed.

     Dated as of June 30, 1997.

                              EL DORADO NITROGEN COMPANY


                              By:  ______________________________
                                   Tony M. Shelby, Vice President